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                                  [Letterhead]


EXHIBIT 16 TO FORM 8-K


APRIL 29, 1998



Securities and Exchange Commission
450 Fifth Street, N.E.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated April 22, 1998, of Avondale Incorporated and are in agreement with the statements contained in the second, third and fourth paragraphs on the page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                               /s/ Ernst & Young LLP